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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): October 10, 2003



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)     Identification No.)


                                343 State Street,
                            Rochester, New York 14650
          (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------



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Item 5.  Other Events and Regulation FD Disclosure.

On October 10, 2003, the Registrant completed the private placement of $575 million of 3.375% Convertible Senior Notes due
2033 (the "Securities") to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Securities were issued under an Indenture dated as of January 1, 1988 between the Registrant and The Bank of New York, as trustee
(the "Trustee"), as supplemented by a First Supplemental Indenture thereto dated as of September 6, 1991, a Second Supplemental Indenture thereto dated as of September 20, 1991, a Third Supplemental Indenture thereto dated as of January 26, 1993, a Fourth Supplemental Indenture thereto dated as of March 1, 1993 and a Fifth Supplemental Indenture thereto dated as of October 10, 2003 (as so supplemented, the "Indenture"). The Registrant is filing as exhibits to this Current Report on Form 8-K certain agreements and instruments related to the foregoing transactions, which documents are listed on the exhibit list under Item 7 of this Form 8-K.


Item 7.  Financial Statements and Exhibits


Exhibit No.

(1)  Purchase Agreement, dated October 7, 2003, between
     Eastman Kodak Company and Citigroup Global Markets
     Inc. and Lehman Brothers Inc., as initial purchasers and representatives of the several initial purchasers named in Schedule I thereto, relating to the issue and sale of the Securities.

(4) I. Resolutions of the Committee of the Board of Directors of Eastman Kodak Company, adopted on
         October 7, 2003, establishing the terms of the Securities.

     J. Fifth Supplemental Indenture, dated October 10, 2003, between Eastman Kodak Company and The Bank of New York, as Trustee.

(99) Press release, dated October 8, 2003, announcing the pricing of the Securities.


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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ James M. Quinn
                                             ------------------------
                                             Name: James M. Quinn
                                             Title: Assistant General
                                                    Counsel, Secretary

Date:  October 10, 2003